UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _______)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

NGAS Resources, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMMUNICATIONS GUIDELINES

NGAS Resources Acquisition by Magnum Hunter Resources

To         All NGAS Resources Employees:

From:   Bill Daugherty, CEO

Following up today’s announcement about the definitive agreement to be acquired by Magnum Hunter, I want to take this opportunity to remind everyone about NGAS Resources’ Communications Policy.  One needs look no further than the recent scandals in the newspapers to understand the seriousness of these matters.  It goes without saying that we anticipate and expect the highest level of ethics and compliance at NGAS during this period.

As I mentioned earlier, the closing of the transaction is subject to approval by NGAS shareholders and the supreme court of British Columbia, where NGAS Resources is organized, as well as some other closing conditions.  As a consequence, each company will continue to operate separately until all approvals are in place.  What this means is that there will be no changes in personnel and operations at NGAS until the deal closes.  During this period, it will be “business as usual,” and it is very important that we all stay focused on our jobs and keep performing at the highest level; serving our customers and executing our business strategy.  It is also very important to emphasize that during this time, we are strictly limited in our ability to make public comments about the transaction.  I want to reinforce our policy that no employees are to speak on behalf of NGAS Resources to the media, investors, Wall Street analysts or other organizations without the prior approval of the CEO.  If you find yourself in an uncertain situation, simply contact me or Kathleen Heaney, our investor relations consultant, at (646) 912-3844) to clarify the situation.

Because of the strict rules governing communication, I want to reemphasize the point about the need for employees to refrain from speaking to members of the investment community and media.  There are multiple reasons that make it absolutely critical that only I, Mike Windisch, CFO, and Kathleen Heaney communicate with members of the investment community, including the following:

•
We need to ensure that the NGAS message is consistent when delivered to the multiple segments of the investment community (analysts, portfolio managers, shareholders, and investment bankers) and media.

•
Wall Street analysts are trained to take data points and make extrapolations in order to predict results.  If an NGAS employee where to provide any commentary, even inadvertently, to an investment professional (e.g., a closed transaction), not only might the analyst communicate information to Wall Street that is misleading with respect to our overall business, but the employee may unknowingly provide “inside information” that could result in a fine to the company and severe penalties to the individual (e.g., prison).

•
An employee could otherwise tell a member of the investment community something believed to be immaterial (e.g., vacation schedule of management, new partnership, need to attend “all hands” meeting), which could in fact be very material and/or interpreted as such.  It can be very difficult to determine what is and is not “inside information” unless one has perspective on the entire business, and as such it is best for employees to refrain from communicating about the business to anyone outside the company.

Although in an ideal world, we do not want any NGAS employee discussing the transaction, we understand that there may be times that you are asked questions about the pending transaction.  In those instances, where a polite, “I cannot talk about it” does not work, please adhere to the following guidelines.

REACTIVE TALKING POINTS:

•
NGAS Resources and Magnum Hunter have entered into a definitive agreement providing for NGAS Resources to be acquired by Magnum Hunter in an all-stock transaction.  At the close of the transaction, NGAS Resources will become a wholly-owned subsidiary of Magnum Hunter.  NGAS Production will also become part of Magnum Hunter, as an indirect subsidiary through ownership of NGAS Resources, when the transaction closes.

•	In the meantime, NGAS Resources and Magnum Hunter will continue operating as two separate companies. It will be “business as usual” for us.

•
The drilling partnerships that are in place will continue normal operations.  Investors will continue to receive their usual monthly cash distributions from their share of production revenues.  We will also continue to market the NGAS Partners 2010-A program through December 31, 2010.

•	After shareholder and British Columbia court approvals and other closing conditions are met, the transaction can close. We expect this to occur by Match 31, 2011 or soon after that date.

•
As a combined entity, we believe shareholders will benefit from the larger operational and financial strength.  Both companies have operations in the Appalachian Basin, and Magnum Hunter also has operations in some other exciting shale plays such as the Eagle Ford and Bakken.

COMMUNICATIONS Dos and Don’ts

Dos
•	Help reinforce the importance of careful communications during this pre-closing period.
•	Rely heavily on oral communication to discuss the transaction and adhere to the talking points above.
•
If you receive questions about the transaction that cannot be answered with these talking points, please refer the person to the CEO or CFO at NGAS or Kathleen Heaney, Investor Relations Consultant (646-912-3844).  Questions should be communicated orally.

•	Refer questions from financial analysts or media to :
o	Bill Daugherty, CEO
o	Mike Windisch, CFO, or
o	Kathleen Heaney, Investor Relations Consultant (646-912-3844)
•	Move forward with “business as usual”. This means you should still consider Magnum Hunter to be independent and separate from NGAS Resources.

Don’ts
•	Do not have proactive discussions about the transaction with anyone outside the company or colleagues.
•	Do not Tweet, text, engage in conversations on chat boards or make comments about NGAS on your Facebook page
•	Do not contact or have discussions with Magnum Hunter employees.
•	Do not discuss the transaction through written communication, particularly via email. All communication should be oral.
•	Do not speculate with anyone inside or outside the company about the transaction.
•	Do not, under any circumstances, share internal communications with external stakeholders.

We intend to maintain our open and friendly working environment.  However, the heightened regulatory environment of being a public company requires us to remind everyone of our communications policies and procedures that protect your well being, position you to focus on the job at hand.  As we navigate through this process let’s continue to function as a team and keep our sights on the core foundations that built NGAS: quality, hard work, and focus.

WHAT ELSE TO EXPECT
•	A press release was distributed earlier this morning. This can be referenced for further information. A copy can be found on the NGAS website under the Press Release tab.
•	A proxy statement will also be available and will provide more information about the transaction. When filed, it will be available on the NGAS website under the SEC Filings tab.
•	Additionally, a letter will be issued by NGAS Resources to the majority of our customer base.
•	More information will be provided as it becomes available.
•	A transition team, with representation from both NGAS Resources and Magnum Hunter, will be put in place to guide the businesses through the pre-closing planning and transition process.

•	You may see personnel from Magnum Hunter at our offices. They may meet with you individually.

Thank you in advance for your role in contributing to the success of this transaction.

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, NGAS Resources, Inc. will file a proxy statement and NGAS Resources, Inc. and Magnum Hunter Resources Corporation will file other relevant materials with the SEC.  Investors and security holders of NGAS Resources, Inc. are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

Investors and security holders may obtain a free copy of the proxy statement and other relevant materials when they become available and any other documents filed by NGAS Resources, Inc. with the SEC, at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from NGAS Resources, Inc. by contacting NGAS Resources, Inc. at: 859-263-3948 or 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509-1844 or visiting the company’s website at www.ngas.com.

Participants in Solicitation
NGAS Resources, Inc., Magnum Hunter Resources Corporation and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NGAS Resources, Inc. shareholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Magnum Hunter Resources Corporation’s executive officers and directors in the solicitation by reading the proxy statement for Magnum Hunter Resources Corporation’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on September 3, 2010, and the proxy statement relating to the transaction and other relevant materials filed with the SEC when they become available.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of NGAS Resources, Inc.’s executive officers and directors in the solicitation by reading the proxy statement for NGAS Resources, Inc.’s 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2010, and the NGAS Resources, Inc. proxy statement relating to the transaction and other relevant materials to be filed with the SEC when they become available.  Certain executives and directors of NGAS Resources, Inc. have interests in the proposed transaction that may differ from the interests of shareholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.

Safe Harbor Statement
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and such forward-looking statements involve judgments. Such forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; the benefits of such transaction and its impact on NGAS Resources’ business; the oversupply of, or lack of demand for, NGAS Resources’ production; various events which could disrupt NGAS Resources’ drilling schedule or operations; any projections of economic prospects, earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions, such as interest rate, commodity prices and currency exchange rate fluctuations; any statements regarding timing of development or potential expansion or improvements; any statements regarding quantity or magnitude of oil and gas reserves; and any statements of assumptions underlying any of the foregoing.  In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Magnum Hunter’s ability to successfully integrate the operations and employees of Magnum Hunter and NGAS Resources as well as the ability to ensure continued production or market demand for NGAS Resources’ oil and natural gas reserves.

Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting the company and are subject to various risks, uncertainties and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond management control, and that could cause actual results to differ materially from estimated results expressed in or implied by these forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks to both companies that the acquisition of NGAS Resources will not be consummated; market demand for oil and natural gas as well as changes in pricing and costs; the availability of labor, equipment and transportation; changes in weather, geologic conditions or oil or natural gas deposits; changes in economic conditions or financial markets; changes in prices for the company’s production or increases in input or extraction costs; changes in pricing and assumptions and projections concerning reserves in drilling operations; changes in plans with respect to exploration, development projects or capital expenditures; litigation, legislative, health, environmental and other judicial, regulatory, political and competitive developments; changes in customer demand; pricing actions by competitors, customers, suppliers and contractors; availability and costs of credit, surety bonds and letters of credit; technological and operational difficulties or inability to obtain permits encountered in connection with exploration and development activities; labor relations matters; and changing foreign exchange rates, all of which are described more fully in the company’s filings with the Securities and Exchange Commission and on EDGAR and SEDAR. Forward-looking statements made  in this release, or elsewhere, speak only as of the date on which the statements were made. New risks and uncertainties arise from time to time, and it is impossible for management  to predict these events or how they may affect the company  or  anticipated results. All forward-looking statements are qualified in their entirety by this cautionary statement. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this release may not occur. The company has no duty or obligation to, and does not intend to, update or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except as may be required by law. Readers are cautioned not to place undue reliance on forward-looking statements.

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